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                                                       Exhibit 10.4

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                     DIRECTORS' DEFERRED COMPENSATION PLAN
                   Amended and restated as of October 2, 1997






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                                   ARTICLE I
                                  Definitions

     As used in this Plan, the following terms shall have the meanings herein specified:

     1.1 Cash Unit - shall mean the entry in a Deferred Compensation Account of a credit equal to One Dollar ($1.00).

     1.2 Change in Control - shall mean the occurrence of any of the following events or transactions:

          (a) Continuing Directors cease, within one year of a Control Transaction, to constitute a majority of the Board of Directors of Sun Company, Inc. (or of the Board of Directors of any successor to Sun Company, Inc. or to all or substantially all of its assets); or

          (b) any entity, person or Group acquires shares of Sun Company, Inc. in a transaction or series of transactions that results in such entity, person or Group directly or indirectly owning beneficially more than twenty percent (20%) of the outstanding voting shares of Sun Company, Inc.

     1.3 Committee - shall mean the Governance Committee of the Board of Directors of Sun Company, Inc.

     1.4 Company - shall mean Sun Company, Inc., a Pennsylvania corporation. The term "Company" shall include any successor to Sun Company, Inc., any subsidiary or affiliate which has adopted the Plan, or a corporation succeeding to the business of Sun Company, Inc., or any subsidiary or affiliate by merger, consolidation, liquidation or purchase of assets or stock or similar transaction.

     1.5 Compensation - shall mean those fees and retainers payable by the Company to a Director in consideration for his or her service as a Director.

     1.6 Continuing Director - shall mean a director who was a member of the Board of Directors immediately prior to a Control Transaction which results in a Change in Control.

     1.7 Control Transaction - shall mean any of the following transactions or any combination thereof:

          (a) any tender offer for or acquisition of capital stock of Sun Company, Inc.;

          (b) any merger, consolidation, or sale of all or substantially all of the assets of Sun Company, Inc.; or

          (c) the submission of a nominee or nominees for the position of director of Sun Company, Inc. by a shareholder or a Group of shareholders in a proxy solicitation or otherwise.

     1.8 Deferred Compensation Account - shall mean, with respect to any Participant, the total amount of the Company's liability for payment of voluntary deferred compensation to the Participant under this Plan, including any accumulated interest and/or Dividend Equivalents.

     1.9 Director - shall mean a member of the Board of Directors of Sun Company, Inc.
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     1.10 Dividend Equivalent - shall mean the entry in a Deferred Compensation
Account or a Restricted Deferred Compensation Account of a dividend credit with respect to a Share Unit, each Dividend Equivalent being equal to the dividend paid from time to time on a Share.

     1.11 Group - shall mean persons who act in concert as described in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended.

     1.12 Interest Equivalent - shall mean the entry in a Deferred Compensation Account of an interest credit with respect to a Cash Unit, the interest factor being equal to the interest rate for ten-year U.S. Treasury Notes as of December 31 of the preceding year, to be compounded on the basis of the balance in the Participant's Deferred Compensation Account.

     1.13 Participant - shall mean a Director who has elected to defer the receipt of compensation or a Director who is required to defer the receipt of the Restricted Share Units in accordance with the terms of this Plan.

     1.14 Plan - shall mean this Directors' Deferred Compensation Plan, as it may be amended from time to time.

     1.15 Restricted Deferred Compensation Account - shall mean, with respect to any Participant, the total amount of the Company's liability for payment of Restricted Share Units to the Participant under this Plan.

     1.16 Restricted Share Unit - shall mean the entry in a Restricted Deferred Compensation Account of a credit equal to one Share that will be restricted until death, retirement or termination of Board service.

     1.17 Share - shall mean a share of the Company's authorized voting Common Stock ($1.00 par value per share) and any share or shares of stock of the Company hereafter issued or issuable in substitution or exchange for each such share, except for the Company's Series A Preference Stock.

     1.18 Share Unit - shall mean the entry in a Deferred Compensation Account of a credit equal to one Share.


                                   ARTICLE II
                 Voluntary Deferral of Directors' Compensation

     2.1 Election to Defer. A Director may elect to defer all or a portion of his or her Compensation by filing a written election with the Committee on forms prescribed by the Committee. Such election must include the following:

          (a) percentage of Compensation to be deferred;

          (b) the form of deferral, being either Cash Units, Share Units, or a combination of the two and the percentage allocations of such;

          (c) a designation of beneficiary as set forth in Article V; and

          (d) an irrevocable election of a method of payment as set forth in
     Article III.
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     Except as otherwise determined by the Committee in its sole discretion, any such election shall apply only to Compensation to be earned on or after the first day of the quarter following the calendar quarter in which the election is received by the Committee. Such election shall continue, and be effective, until revoked.

     2.2 Amount of Deferral. The amount of Compensation to be deferred shall be designated by the Participant as a percentage of the Director's Compensation in multiples of five percent (5%) but shall not be less than ten percent (10%). Effective with the first quarter 1992, from time to time, but not more than once in any one quarter, a Participant may designate the portion of fees to be deferred and the fractions of such Compensation to be allocated to Share Units and Cash Units. Such a designation shall not apply to any previously credited balance in the Participant's Deferred Compensation Account, but is only applicable to Compensation to be earned on or after the first day of the quarter following the calendar quarter in which the designation request is received by the Committee.

     2.3 Time of Election. Except as otherwise determined by the Committee in its sole discretion, an election to defer must be filed and received by the Committee by the end of the quarter preceding the quarter in which the Compensation is to be earned. A new Director may also elect to defer Compensation prior to the commencement of his or her term in office. Any election by a Participant with respect to Compensation to be earned in a given quarter will not preclude a different action with respect to Compensation to be earned in subsequent quarters, consistent with the provisions of this Article II with respect to the giving of notice of deferral election.


                                  ARTICLE III
                    Voluntary Deferred Compensation Accounts

     3.1 Creation of Voluntary Deferred Compensation Accounts. Compensation deferred hereunder shall be credited to a Deferred Compensation Account established by the Company for each Participant. The Participant must elect to convert the deferred compensation to either Cash Units or Share Units, which shall be credited to a Participant's Deferred Compensation Account as set forth in the Plan.

     3.2 Crediting Share Units. Share Units shall be credited to a Participant's Deferred Compensation Account at the time the Compensation would otherwise have been paid had no election to defer been made. The number of Share Units to be credited to the Deferred Compensation Account shall be determined by dividing the Compensation by the average closing price for Shares as reported on the New York Stock Exchange-Composite Transactions for the ten
(10) day period prior to the day on which the Compensation would otherwise have been paid. Any fractional Share Units shall also be credited to a Participant's Deferred Compensation Account. The number of Share Units in a Deferred Compensation Account shall be appropriately adjusted by the Committee in the event of changes in the Company's outstanding common stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, and such adjustments shall be conclusive. Share Units shall not entitle any person to the rights of a stockholder.

     3.3 Crediting Cash Units. Cash Units shall be credited to a Participant's Deferred Compensation Account at the time Compensation would otherwise have been paid had no election to defer been made.
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     3.4 Crediting Dividend Equivalents.  For Share Units, the Company shall credit the Participant's Deferred Compensation Account with Dividend Equivalents being equal to the dividends declared on the Company's Shares. The crediting shall occur as of the date on which said dividends are paid. The number of Share Units to be credited to the Deferred Compensation Account shall be calculated by dividing the Dividend Equivalents by the average closing price for Shares as reported on the New York Stock Exchange-Composite Transactions for the period of ten (10) trading days prior to the day on which the dividends are paid on the Company's Shares. Any fractional Share Units shall also be credited to a Participant's Deferred Compensation Account.

     3.5 Crediting Interest Equivalents. For Cash Units credited to their Deferred Compensation Accounts, the Company shall credit the Participant's Deferred Compensation Account on a quarterly basis with an Interest Equivalent.

     3.6 Share Unit Conversion. Immediately upon termination of Board service, and so prior to the commencement of any payout or distribution of any amounts hereunder, a Participant may make a one-time election to convert to Cash Units all or a portion of the balance of Share Units in such Participant's Deferred Compensation Account. Any Share Units so converted to Cash Units as a result of this one-time conversion election shall be valued at the average closing price for Shares as reported on the New York Stock Exchange - Composite Transactions for the ten (10) day period immediately prior to such one-time conversion election.

     3.7 Time of Payment. Except as provided in Article VII hereof, all payments of a Participant's Deferred Compensation Account shall be made at, or shall commence on, the date selected by the Participant in accordance with the terms of this Article III. The date of payment or distribution must be irrevocably specified by the Participant in his or her written notice of election. The Participant may elect to defer the receipt of his or her Compensation to:

          (a) the first day of any calendar year, provided such date is at least six (6) months after the end of the quarter in which the Compensation is earned; or

          (b) the first day of the year following the date of:

               (1) retirement as a Director;

               (2) termination of Board membership; or

               (3) death. Upon the death of a Director or former Director, prior to the final payment of all amounts credited to his or her Deferred Compensation Account, the balance of the Deferred Compensation Account shall be paid in accordance with Article V, commencing on the first day of the calendar year following the year of death.

     Notwithstanding the foregoing provisions of this Section 3.7, and except as provided in Article VII, in no event shall any payment or distribution be made within six (6) months of the Compensation being earned or awarded. The benefit commencement date may not be later than the third calendar year following the attainment of mandatory retirement age for Directors.
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     3.8 Method of Payment.  A Participant in this portion of the Deferred
Compensation Plan shall have the option of:

          (a) selecting a lump-sum payment;

          (b) selecting a series of approximately equivalent annual installments (adjusted as necessary to reflect Dividend Equivalents and/or Interest Equivalents accrued during the installment payout period) in such number of installments as the Participant shall specify (not exceeding ten (10) installments); or

          (c) not selecting a method of payment at the time the Form for Deferred Payment Election/Designation of Beneficiary is prepared. If the Participant does not select a method of payment, he or she must, at least twelve months prior to the time the deferral amount is scheduled to be paid, notify the Corporate Secretary as to the specific method of payment which will be either in a lump sum or in approximately equivalent annual installments, and such election shall be subject to the consent of the Committee. Failure to provide appropriate notification to the Corporate Secretary will result in a lump sum payment on the deferral payment date.

     Participant shall receive in cash all deferred compensation credited to such Participant's Deferred Compensation Account. Share Units credited to the Participant's Deferred Compensation Account shall be valued at the average closing price for Shares as reported on the New York Stock Exchange-Composite Transactions for the ten (10) day period prior to each new calendar year.

                                   ARTICLE IV
                   Restricted Deferred Compensation Accounts

     4.1 Creation of Restricted Deferred Compensation Accounts. Compensation deferred under this Article IV shall be credited to a Restricted Deferred Compensation Account established by the Company for each Participant. The Restricted Deferred Compensation Accounts will be initialized as of February 15, 1996 by transferring to the Plan the present value of the accrued benefits of each Participant in the Non-Employee Directors' Retirement Plan. The present value of these accrued benefits will then be converted into Restricted Share Units. The number of Restricted Share Units to be credited to the Restricted Deferred Compensation Account of each Participant will be determined by using the average closing price for Shares as reported on the New York Stock Exchange-Composite Transactions for the ten (10) business days prior to February 15, 1996. Payout of these Restricted Share Units shall not commence until death, retirement or the termination of Board service.

     4.2 Crediting Share Units. If the Committee elects to do so, each year in conjunction with either the Participant's election or re-election to the Board, a yearly dollar amount ("Yearly Credit") will be credited to a Participant's Restricted Deferred Compensation Account in the form of Restricted Share Units. The number of Restricted Share Units credited to a Participant's Restricted Deferred Compensation Account shall be determined by dividing the Yearly Credit by the average closing price for Shares as reported on the New York Stock Exchange-Composite Transactions for the ten (10) day period prior to the
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Company's annual meeting.  Any fractional Restricted Share Units shall also be credited to a Participant's Restricted Deferred Compensation Account. The number of Restricted Share Units in a Restricted Deferred Compensation Account shall be appropriately adjusted by the Committee in the event of changes in the Company's outstanding common stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, and such adjustments shall be conclusive. Restricted Share Units shall not entitle any person to the rights of a stockholder.

     4.3 Crediting Dividend Equivalents. The Company shall credit the Participant's Restricted Deferred Compensation Account with Dividend Equivalents being equal to the dividends declared on the Company's Shares. The crediting shall occur as of the date on which said dividends are paid. The number of Restricted Share Units to be credited to the Restricted Deferred Compensation Account shall be calculated by dividing the Dividend Equivalents by the average closing price for Shares as reported on the New York Stock Exchange-Composite Transactions for the period of ten (10) trading days prior to the day on which the dividends are paid on the Company's Shares. Any fractional Restricted Share Units shall also be credited to a Participant's Restricted Deferred Compensation Account.

     4.4 Restricted Share Unit Conversion. Immediately upon termination of Board service, and so prior to the commencement of any payout or distribution of any amounts hereunder, a Participant may make a one-time election to convert to Cash Units all or a portion of the balance of Restricted Share Units in such Participant's Restricted Deferred Compensation Account. Any Restricted Share Units so converted to Cash Units as a result of this one-time conversion election shall be valued at the average closing price for Shares as reported on the New York Stock Exchange - Composite Transactions for the ten (10) day period immediately prior to such one-time conversion election.

     4.5 Time of Payment. All payments of a Participant's Restricted Deferred Compensation Account shall be made at, or shall commence on, the date selected by the Participant in accordance with the terms of this Article IV. The date of payment or distribution must be specified by the Director in his or her written Form of Continuing Deferral unless such election is revoked. A Participant's revocation must be submitted to the Corporate Secretary in writing. If the Participant selects a new election with regard to the date of payment or distribution, such election will apply only prospectively to any additional Restricted Share Units to be credited to a Director's Restricted Deferred Compensation Account. If the Participant fails to designate a time of payment, payment shall commence on the first day of the calendar year following termination of Board service. The Participant may elect to defer the receipt of his or her Compensation to the first day of the year following the date of:

          (a) retirement as a Director;

          (b) termination of Board service; or

          (c) death. Upon the death of a Director or former Director, prior to the final payment of all amounts credited to his or her Account, the balance of the Restricted Deferred Compensation Account shall be paid in accordance with Article V, commencing on the first day of the calendar year following the year of death.
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     Notwithstanding the foregoing provisions of this Section 4.4, in no event, however, shall any payment or distribution be made within the six (6) months of the Compensation being earned. The benefit commencement date may not be later than the third calendar year following the attainment of mandatory retirement age for Participants.

     4.6 Method of Payment.  Participant shall have the option of:

          (a) selecting a lump sum payment;

          (b) selecting a series of approximately equivalent annual installments (adjusted as necessary to reflect Dividend Equivalents and/or Interest Equivalents accrued during the installment payout period) in such number of installments as the Participant shall specify (not exceeding ten (10) installments); or

          (c) not selecting a method of payment at the time the Form for Continuing Deferral is prepared. If the Participant does not select a method of payment, he or she must, at least twelve months prior to the time the deferral amount is scheduled to be paid, notify the Corporate Secretary as to the specific method of payment which will be either in a lump sum or in approximately equivalent annual installments, and such election shall be subject to the consent of the Committee. Failure to provide appropriate notification to the Corporate Secretary will result in a lump sum payment on the deferral payment date.

     Share Units credited to the Participant's Restricted Deferred Compensation Account shall be valued at the average closing price for Shares as reported on the New York Stock Exchange-Composite Transactions for the ten (10) day period prior to each new calendar year.

                                   ARTICLE V
                          Designation of Beneficiaries

     The Participant shall name a beneficiary and a contingent beneficiary to receive any payments due him or her at the time of his or her death, with the right to change such beneficiary at any time. In case of a failure of designation or the death of the designated beneficiary with a designated successor, distribution shall be made to the estate of the Participant. No designation of beneficiaries shall be valid unless in writing signed by the Participant, dated and filed with the Committee. Upon the Participant's death, any balance in the Participant's Deferred Compensation Account and Restricted Deferred Compensation Account is payable under the method and form elected by the Participant.

                                   ARTICLE VI
                               Source of Payments

     All payments of deferred compensation shall be paid in cash from the general funds of the Company and the Company shall be under no obligation to segregate any assets in connection with the maintenance of a Deferred Compensation Account or Restricted Deferred Compensation Account, nor shall anything contained in this Plan nor any action taken pursuant to the Plan create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and Participant. Title to the beneficial ownership of any assets, whether cash or investments, which the Company may designate to pay the amount credited to the Deferred Compensation Account or a Restricted Deferred
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Compensation Account shall at all times remain in the Company and Participant shall not have any property interest whatsoever in any specific assets of the Company. Participant's interest in the Deferred Compensation Account or a Restricted Deferred Compensation Account shall be limited to the right to receive payments pursuant to the terms of this Plan and such rights to receive shall be no greater than the right of any other unsecured general creditor of the Company.


                                  ARTICLE VII
                               Change in Control

     7.1 Acceleration of Payment Upon Change in Control.  The terms of this
Section 7.1 shall immediately become operative, without further action or consent by any person or entity, upon a Change in Control, and once operative shall supersede and control over any other provisions of this Plan. Upon the occurrence of a Change in Control, and for twelve (12) months thereafter, each Participant, whether or not he or she is still a Director, shall have the right to withdraw, in a single lump-sum cash payment, an amount equal to ninety-five percent (95%) of the balance of each of his or her Deferred Compensation Account and Restricted Deferred Compensation Account, as of the valuation date immediately preceding the date of withdrawal; provided, however, that if this option is exercised, such Participant will forfeit to the Company the remaining five percent (5%) of the balance of each such account (as of the valuation date immediately preceding the date of withdrawal) from which the funds are withdrawn as a penalty. Payments under this Section 7.1 shall be made as soon as practicable, but no later than thirty (30) days after the Participant notifies the Committee in writing that he/she is exercising his/her right to withdraw pursuant to this Section 7.1.

     7.2 Amendment on or after Change in Control. On or after a Change in Control, no action, including by way of example and not of limitation, the amendment, suspension or termination of the Plan, shall be taken which would affect the rights of any Participant or the operation of this Plan with respect to the balance in the Participant's Accounts.

     7.3 Attorney's Fees. The Company shall pay all legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right such Participant may be entitled to under the plan after a Change in Control. The Participant shall reimburse the Company for such fees and expenses at such time as a court of competent jurisdiction, or another independent third party having similar authority, determines that the Participant's claim was frivolously brought without reasonable expectation of success on the merits thereof.

                                  ARTICLE VIII
                           Nonalienation of Benefits

     Participant shall not have the right to sell, assign, transfer or otherwise convey or encumber in whole or in part the right to receive any payment under this Plan except in accordance with Article V.

                                   ARTICLE IX
                              Acceptance of Terms

     The terms and conditions of this Plan shall be binding upon the heirs, beneficiaries and other successors in interest of Participant to the same extent that said terms and conditions are binding upon the Participant.
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                                   ARTICLE X
                           Administration of the Plan

     The Plan shall be administered by the Committee which may make such rules and regulations and establish such procedures for the administration of this Plan as it deems appropriate. In the event of any dispute or disagreements as to the interpretation of this Plan or of any rule, regulation or procedure or as to any questioned right or obligation arising from or related to this Plan, the decision of the Committee shall be final and binding upon all persons.


                                   ARTICLE XI
                           Termination and Amendment

     The Plan may be terminated at any time by the Board of Directors of Sun Company, Inc. and may be amended at any time by the Committee provided, however, that no such amendment or termination shall adversely affect the rights of Participants or their beneficiaries with respect to amounts credited to Deferred Compensation Accounts or Restricted Deferred Compensation Accounts prior to such amendment or termination, without the written consent of the Participant.


                                  ARTICLE XII
                                  Construction

     In the case any one or more of the provisions contained in this Plan shall be invalid, illegal or unenforceable in any respect the remaining provisions shall be construed in order to effectuate the purposes hereof and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.


                                  ARTICLE XIII
                                 Governing Law

     This Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.